Exhibit 21

LIST OF SUBSIDIARIES

			Percentage of
			Voting
		State or Country of	Securities
	Name of Subsidiary or Organization	Incorporation	Owned

1	3291361 Nova Scotia ULC	Canada	100%
2	Al Wasl Marine LLC	Dubai	49%
3	Antilles Marine Service Limited	Trinidad and Tobago	50%
4	Arabia Shipping Limited	Cayman Islands	100%
5	Arrendadora de Naves del Golfo, S.A. de C.V., SOFOM, ENR	Mexico	100%
6	Cajun Acquisitions, LLC	Delaware	100%
7	Chalvoyage (M) Sdn. Bhd.	Malaysia	49%
8	Compania Marítima de Magallanes Limitada	Chile	100%
9	Divetide Limited	Thailand	49%
10	DTDW Holdings Limited	Cyprus	40%
11	DTDW Marine Services B.V.	Netherlands	40%
12	Equipo Mara, C.A.	Venezuela	19.90%
13	Global Panama Marine Service, Inc	Panama	100%
14	GM Offshore, Inc.	Delaware	100%
15	GOMI Holdings, Inc.	Delaware	100%
16	Gorgon NewCo, LLC	Delware	100%
17	Gulf Channel Offshore Servicos LDA	Angola	49%
18	Gulf Fleet Abu Dhabi	Abu Dhabi	49%
19	Gulf Fleet Middle East Limited	Cayman Islands	100%
20	Gulf Fleet N.V.	Netherlands Antilles	100%
21	Gulf Fleet Supply Vessels, L.L.C.	Louisiana	100%
22	Gulf Offshore Marine International, S. de R.L.	Panama	100%
23	GulfMark Americas, Inc.	Delaware	100%
24	GulfMark Asia Pte. Ltd.	Singapore	100%
25	GulfMark Capital, LLC	Delaware	100%
26	GulfMark de Mexico, S. de R.L. de C.V.	Mexico	100%
27	GulfMark Foreign Investments LLC	Delaware	100%
28	GulfMark Guernsey International Limited	Guernsey	100%
29	GulfMark Malaysia Inc.	Malaysia	100%

			Percentage of
			Voting
		State or Country of	Securities
	Name of Subsidiary or Organization	Incorporation	Owned
30	GulfMark Malaysia Sdn. Bhd.	Malaysia	49%
31	GulfMark Malta Ltd.	Malta	100%
32	GulfMark Management, Inc.	Delaware	100%
33	GulfMark Marine Trinidad Limited	Trinidad & Tobago	49%
34	GulfMark Maritime S. de R.L. de C.V.	Mexico	100%
35	GulfMark North Sea Limited	United Kingdom	100%
36	GulfMark Oceans, L.P.	Cayman Islands	100%
37	GulfMark Resources, LLC	Delaware	100%
38	GulfMark Servicios de Mexico, S. de R.L. de C.V.	Mexico	49%
39	GulfMark Servicos Maritimos do Brasil Limitada	Brazil	100%
40	GulfMark Shipping, LLC	Delaware	100%
41	GulfMark Thailand, LLC	Delaware	100%
42	GulfMark UK International Limited	United Kingdom	100%
43	Hilliard Oil & Gas, Inc.	Nevada	100%
44	Indigo Fleet Limited	Cayman Islands	100%
45	International Maritime Services, Inc	Cayman Islands	100%
46	Java Boat Corporation	Louisiana	100%
47	Java Boat Corporation B.V.	Netherlands	100%
48	JB Holding Company B.V.	Netherlands	100%
49	Logistica Mexicana del Caribe, S. de R.L. de C.V.	Mexico	100%
50	Mare Alta do Brasil Navegacao Ltda.	Brazil	100%
51	Mashhor Marine Sdn. Bhd.	Brunei	70%
52	Middle East Ships Limited	Cayman Islands	100%
53	Navegadores Servicos de Apoio Maritimo Ltda.	Brazil	100%
54	Naviera Tidex, S. de R.L. de C.V	Mexico	49%
55	Niugini Offshore Services Joint Venture	Papua New Guinea	40%
56	O.I.L. (Nigeria) Limited	Nigeria	82.10%
57	Offshore Labuan Leasing Inc.	Labuan	100%
58	Offshore Marine Inc	Labuan	49%
59	Pacific Tidewater Pty. Ltd.	Australia	100%
60	Pan Marine do Brasil Ltda.	Brazil	100%
61	Pan Marine International Dutch Holdings, L.L.C.	Louisiana	100%
62	Pan Marine International, Inc.	Cayman Islands	100%
63	Pental Insurance Co. Ltd.	Bermuda	100%
64	Point Marine, L.L.C.	Louisiana	100%
65	Purple Fleet Limited	Cayman Islands	100%
66	Quality Shipyards, L.L.C.	Louisiana	100%
67	S.O.P., Inc.	Louisiana	100%
68	Sakhalin Holding, L.L.C.	Russia	100%
69	Sakhalin Offshore Marine, L.L.C.	Russia	100%

			Percentage of
			Voting
		State or Country of	Securities
	Name of Subsidiary or Organization	Incorporation	Owned
70	SEA Maritime Services Pte. Ltd.	Singapore	100%
71	Semaring Logistics (M) Sdn. Bhd.	Malaysia	100%
72	Servicios Costa Afuera de Mexico, S. de R.L. de C.V	Mexico	100%
73	Sonatide Marine Services, Ltd.	Cayman Islands	49%
74	Sonatide Marine, Ltd.	Cayman Islands	100%
75	Southern Ocean Services Pte. Ltd.	Singapore	100%
76	Tide States Vessels, L.L.C.	Louisiana	100%
77	Tide States, L.L.C.	Louisiana	100%
78	Tideflo Marine Services Limited	Nigeria	40%
79	Tidewater (India) Private Limited	India	100%
80	Tidewater Al Rushaid Co. Ltd.	Saudi Arabia	50%
81	Tidewater Caribe, C.A.	Venezuela	100%
82	Tidewater Corporate Services, L.L.C	Delaware	100%
83	Tidewater Crewing Guernsey Ltd.	Guernsey	100%
84	Tidewater Crewing Limited	Cayman Islands	100%
85	Tidewater Cyprus Limited	Cyprus	100%
86	Tidewater de Mexico, S. de R.L. de C.V.	Mexico	49%
87	Tidewater Dutch Holdings Cooperatief U.A.	Netherlands	100%
88	Tidewater GOM, Inc.	Louisiana	100%
89	Tidewater Investment Cooperatief U.A	Netherlands	100%
90	Tidewater Investment SRL	Barbados	100%
91	Tidewater Marine AS	Norway	100%
92	Tidewater Marine Australia Pty Ltd	Australia	100%
93	Tidewater Marine Charter Services Pte. Ltd.	Singapore	100%
94	Tidewater Marine Fleet, L.L.C.	Louisiana	100%
95	Tidewater Marine Gabon S.A.	Gabon	100%
96	Tidewater Marine Hulls, L.L.C.	Louisiana	100%
97	Tidewater Marine Indonesia Limited	Vanuatu	100%
98	Tidewater Marine International Dutch Holdings, L.L.C.	Louisiana	100%
99	Tidewater Marine International Pte. Ltd.	Singapore	100%
100	Tidewater Marine International, Inc.	Cayman Islands	100%
101	Tidewater Marine Sakhalin, L.L.C.	Louisiana	100%
102	Tidewater Marine Service (M) Sdn. Bhd.	Malaysia	100%
103	Tidewater Marine Ships, L.L.C.	Louisiana	100%
104	Tidewater Marine Technical Services (Shenzhen) Co., Ltd	China	100%
105	Tidewater Marine UK Ltd.	United Kingdom	100%
106	Tidewater Marine Vanuatu Limited	Vanuatu	100%
107	Tidewater Marine Vessels, L.L.C.	Louisiana	100%

			Percentage of
			Voting
		State or Country of	Securities
	Name of Subsidiary or Organization	Incorporation	Owned
108	Tidewater Marine West Indies Limited	Bahamas	100%
109	Tidewater Marine Western, L.L.C.	Delaware	100%
110	Tidewater Marine, L.L.C.	Louisiana	100%
111	Tidewater Mexico Holding, L.L.C	Delaware	100%
112	Tidewater Norge AS	Norway	100%
113	Tidewater Offshore Sdn Bhd	Malaysia	49%
114	Tidewater Personnel UK LTD	United Kingdom	100%
115	Tidewater Rederi AS	Norway	100%
116	Tidewater Subsea ROV, L.L.C.	Louisiana	100%
117	Tidewater Subsea, L.L.C.	Louisiana	100%
118	Tidewater Support Services Limited	England	100%
119	Tidewater Venture, Inc	Delaware	100%
120	Tidewater Vessels Limited	Cayman Islands	100%
121	Tidex Nigeria Limited	Nigeria	60%
122	Troms Offshore Fleet 1 AS	Norway	100%
123	Troms Offshore Fleet 2 AS	Norway	100%
124	Troms Offshore Fleet 3 AS	Norway	100%
125	Troms Offshore Fleet 4 AS	Norway	100%
126	Troms Offshore Fleet Holding AS	Norway	100%
127	Troms Offshore Management AS	Norway	100%
128	Troms Offshore Marine AS	Norway	100%
129	Troms Offshore Services AS	Norway	100%
130	Troms Offshore Supply AS	Norway	100%
131	Twenty Grand (Brazil), L.L.C	Louisiana	100%
132	Twenty Grand Marine Service, L.L.C.	Louisiana	100%
133	Vesselogistics Limited	Cyprus	100%
134	VTG Ships Limited	Cayman Islands	100%
135	VTG Supply Boat Liberia Inc.	Liberia	100%
136	Zapata Gulf Marine L.L.C.	Louisiana	100%
137	Zapata Marine Service (Nigeria) Limited	Nigeria	100%

NOTE:  The Company has elected to exclude certain subsidiaries that do not constitute a "Significant Subsidiary" as set forth in Section 601(b)(21) of Regulation S-K.

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